UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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DSS, INC.

(Name of Registrant As Specified In Charter)

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DSS, INC.

275 Wiregrass Pkwy

West Henrietta, NY 14586

(585) 325-3610

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

West Henrietta, NY

May 14, 2026

This Information Statement is furnished to the holders of shares of common stock, par value $0.02 per share (“Common Stock”) and shares of Preferred Stock, par value $0.02 per share (the “Preferred Stock”) of DSS, Inc., a New York corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.

To approve the issuance of more than 19.99% of the Company’s outstanding common stock—up to 19,864,866 shares in total—to Alset International Limited (“Alset International Limited”), in compliance with NYSE American listing rules and pursuant to the securities purchase agreement dated March 26, 2025 (the “Issuance Proposal”).

The purpose of this Information Statement is to notify our stockholders that on May 14, 2026, stockholders holding a majority of the voting power of our issued and outstanding shares of voting stock, executed a written consent approving the Corporate Actions. Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after a definitive Information Statement has been distributed to the shareholders of the Company.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under New York law and the Company’s Certificate of Incorporation and Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our common and preferred stock of record at the close of business on April 22, 2026 (the “Record Date”), are entitled to notice of the stockholder action by written consent.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, was filed with the SEC on March 31, 2026, (the “2025 Annual Report”), is available on the Company’s website (www.dssworld.com.) or upon request by contacting us at DSS, Inc., 275 Wiregrass Pkwy, West Henrietta, New York 14586; Attn: Investor Relations.

The Company is mailing its stockholders of record as of April 22, 2026, a definitive Information Statement materials on or about May 14, 2026.

The Information Statement is available for viewing on the Internet at: www.dssworld.com.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Ambrose Chan Heng Fai
Ambrose Chan Heng Fai
Executive Chairman of the Board

DSS, Inc.

275 Wiregrass Pkwy

West Henrietta, NY

(585) 325-3610

INFORMATION STATEMENT

GENERAL INFORMATION

DSS, Inc. (the “Company”) is a New York corporation with its principal executive offices located at 275 Wiregrass Pkwy, West Henrietta, New York 14586. The Company’s telephone number is (585) 325-3610. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board of Directors” or “Board”) of the Company to notify them about certain actions that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on May 14, 2026, and will be effective on a date that is at least 20 days after we mail a definitive Information Statement to our Stockholders.

On March 18, 2026, the Board of Directors and the Stockholders holding a majority of the Company’s outstanding voting capital stock approved, by written consent in lieu of a meeting, the below-mentioned actions. Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the actions.

April 22, 2026, is the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Stockholders of the Company to notify such Stockholders of the following actions to be effective on or about June 3, 2026, which is 20 days after we mail our Definitive Information Statement to our Stockholders on May 14, 2026 (the “Corporate Action(s)”):

1.

To approve the issuance of more than 19.99% of the Company’s outstanding common stock—up to 19,864,866 shares in total—to Alset International Limited (“Alset International Limited”), in compliance with NYSE American listing rules and pursuant to the securities purchase agreement dated March 26, 2025 (the “Issuance Proposal”).

Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Action(s) will become effective no sooner than 20 days after we mail a Definitive Information Statement to our Stockholders. This Information Statement will serve as written notice to our Stockholders pursuant to the Business Corporation Law of the State of New York (“NYBCL”).

The Company has asked brokers and other custodians, nominees and fiduciaries to forward the Information Statement materials to the beneficial owners of our securities held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to the Company’s Stockholders pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of the Corporate Action(s) taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Action(s) as outlined in this Information Statement, which actions will be effective on a date that is at least 20 days after we mail a Definitive Information Statement to our Stockholders.

WHO IS ENTITLED TO NOTICE?

Each outstanding common share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of 50% of the Company’s outstanding voting power have voted in favor of the Corporate Action(s). Under the NYBCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 10,042,518 shares of Common Stock and 0 shares of Preferred stock. Each share of Common and Preferred Stock are entitled to cast 1 vote per share on all matters submitted to holders of Common Stock.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following actions:

1.

To approve the issuance of more than 19.99% of the Company’s outstanding common stock—up to 19,864,866 shares in total—to Alset International Limited (“Alset International Limited”), in compliance with NYSE American listing rules and pursuant to the securities purchase agreement dated March 26, 2025 (the “Issuance Proposal”).

WHAT VOTE IS REQUIRED TO APPROVE THE CORPORATE ACTIONS?

No further vote is required for approval of the Corporate Actions.

WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?

We will pay for preparing, printing and mailing of the Information Statement materials. Our costs are estimated at approximately $18,860.33.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 200,000,000 shares of Common Stock, and 47,000 shares of Preferred Stock. As of the Record Date, there were 10,042,518 shares of Common Stock and 0 shares of Preferred Stock issued and outstanding.

Each share of Common Stock is entitled to cast 1 vote per share on all matters submitted to holders of Common Stock.

The following Stockholders voted in favor of the Corporate Action(s):

Common Share Votes

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Share Beneficially Owned
Heng Fai Ambrose Chan (1)	6,148,664	61.2%
José Escudero	51	*
Wai Leung William Wu	-	*
Jason Grady	125	*
Todd D. Macko	83	*
Lim Sheng Hon Danny	-	*
Tung Moe Chan	-	*
Frankie Wong	-	*
Joanne Wong	-	*
All officers and directors as a group (9 persons)	6,214,562	61.2%

5% Shareholders
Alset International limited	1,068,309	10.6%
Alset, Inc.	2,581,268	25.7%
Heng Fai Holdings Limited	1,002,978	10.0%

* Less than 1%.

(1)	The beneficial ownership of Heng Fai Chan includes 6,148,664 shares of common stock, consisting of (a) 1,002,978 shares of common stock held by Heng Fai Holdings Limited, an entity controlled by Heng Fai Chan; (b) 1,184,475 shares of common stock held by Heng Fai Chan directly; (C) 311,634 shares of common stock held by Global Biomedical Pte. Ltd.; and (d) 1,068,309 shares of common stock held by Alset International Limited (e) 2,581,268 shares of common stock held by Alset Inc.

Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Action(s) will become effective no sooner than 20 days after we mail a Definitive Information Statement to our Stockholders. This Information Statement will serve as written notice to our Stockholders pursuant to the Business Corporation Law of the State of New York (“NYBCL”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and Preferred Stock as of April 22, 2026, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 22, 2026, pursuant to the exercise of options or warrants and convertible debt are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group. Percentage of ownership of common stock is based on 10,042,518 shares of common stock outstanding on April 22, 2026. Percentage of ownership of Preferred Stock is based on 0 shares of issued and outstanding preferred stock as of April 22, 2026.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock and Preferred Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address of all listed stockholders is c/o DSS, Inc., 275 Wiregrass Pkwy, West Henrietta, NY 14586.

The information set forth in the table below is based on 10,042,518 shares of our Common Stock and 0 shares of Preferred Stock issued and outstanding on April 22, 2026. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after April 22, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is in care of DSS, Inc.: 275 Wiregrass Pkwy, West Henrietta, NY 14586.

Beneficial Ownership of Common Stock

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Share Beneficially Owned
Heng Fai Ambrose Chan (1)	6,148,664	61.2%
José Escudero	51	*
Wai Leung William Wu	-	*
Jason Grady	125	*
Todd D. Macko	83	*
Lim Sheng Hon Danny	-	*
Tung Moe Chan	-	*
Frankie Wong	-	*
Joanne Wong	-	*
All officers and directors as a group (9 persons)	6,214,562	61.2%

5% Shareholders
Alset International limited	1,068,309	10.6%
Alset, Inc.	2,581,268	25.7%
Heng Fai Holdings Limited	1,002,978	10.0%

* Less than 1%.

(1)	The beneficial ownership of Heng Fai Chan includes 6,148,664 shares of common stock, consisting of (a) 1,002,978 shares of common stock held by Heng Fai Holdings Limited, an entity controlled by Heng Fai Chan; (b) 1,184,475 shares of common stock held by Heng Fai Chan directly; (C) 311,634 shares of common stock held by Global Biomedical Pte. Ltd.; and (d) 1,068,309 shares of common stock held by Alset International Limited (e) 2,581,268 shares of common stock held by Alset Inc.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNAANCE

Biographical and certain other information concerning the members of the Company’s Board of Directors is set forth below. We are not aware of any proceedings to which our directors, or any associate of our directors are a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

The following table sets forth the name, age and position of each of our executive officers, key employees and directors.

Our executive officers and directors as of the date of this report are as follows:

NAME	POSITION
Ambrose Chan Heng Fai	Director, Executive Chairman
José Escudero	Director
Lim Sheng Hon Danny	Director
William Wu Wai Leung	Lead Independent Director
Tung Moe Chan	Director
Joanne Wong Hiu Pan	Director
Frankie Wong Shui Yeung	Director
Jason Grady	Interim Chief Executive Officer
Todd D. Macko	Chief Financial Officer

Biographical and certain other information concerning the Company’s officers and directors is set forth below. Except for Mr. Ambrose Chan Heng Fai and his son Mr. Tung Moe Chan, there are no familial relationships among any of our directors. Except as indicated below, none of our directors is a director of any other reporting companies. None of our directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Each executive officer serves at the pleasure of the Board of Directors.

Jason Grady, 52, has served as Interim Chief Executive Officer of the Company since October 2024. In this role, Mr. Grady leads the Company’s strategic vision, operational execution and overall performance, while cultivating relationships with the Board of Directors, investors and strategic partners. Prior to assuming the CEO role, Mr. Grady served as the Company’s Chief Operating Officer since August 2019, where he streamlined operations and spearheaded new business development initiatives. Since July 2018, Mr. Grady has also served as President of Premier Packaging Corporation, a wholly owned subsidiary of the Company. From April 2010 to July 2018, Mr. Grady served as Vice President of Sales & Business Development, playing a significant role in expanding the Company’s market presence. Prior to joining the Company, Mr. Grady held senior leadership roles at Parlec Corporation, Berlin Packaging Corporation and OutStart, Inc. Mr. Grady holds a bachelor’s degree in Marketing and Communications and an MBA from Rochester Institute of Technology. The Board believes that Mr. Grady’s extensive operational leadership experience qualifies him to serve as Chief Executive Officer and as a member of the Board.

Todd D. Macko, 54, has served as Chief Financial Officer of the Company since August 16, 2021. Prior to his appointment as Chief Financial Officer, Mr. Macko served as the Company’s Interim Chief Financial Officer and Vice President of Finance, where his responsibilities included overseeing financial and regulatory reporting, managing the Company’s accounting and finance teams, and directing audit, tax and treasury functions. Before joining the Company, Mr. Macko served as Vice President of Finance of Premier Packaging Corporation, a wholly owned subsidiary of the Company, beginning in January 2019. Mr. Macko is a Certified Public Accountant with over 25 years of experience in public and corporate financial management, business leadership and corporate strategy. He previously served as Corporate Controller of Baldwin Richardson Foods and held controller positions at The Outdoor Group, LLC, Genesis Vision, Inc., Complemar Partners, Inc. and Level 3 Communications, Inc. Mr. Macko received a Bachelor of Science degree in Accounting from Rochester Institute of Technology. The Board believes that Mr. Macko’s financial expertise and public company experience qualify him to serve as Chief Financial Officer.

José Escudero, 50, has extensive experience in business transformation, including turnaround, growth and merger and acquisition transactions across multiple industries and jurisdictions. Mr. Escudero has served on the boards and advisory committees of numerous companies and has worked with leading private equity firms, including HIG, Advent and Goldman Sachs. From September 2013 to November 2019, Mr. Escudero served as a Partner at BMI Capital Partners. Since November 2019, he has served as Chief Strategy and M&A Officer of Certisign. Mr. Escudero is currently a partner at the management consulting firm Hallman & Burke and previously worked at Ambers & Co. and PwC. Mr. Escudero holds a Bachelor of Science degree in Economics from Francisco de Vitoria University, a Master’s degree in Corporate Finance and Investment Banking from the Options & Futures Institute, and is currently enrolled in postgraduate business studies at Harvard University. The Board believes that Mr. Escudero’s experience in corporate finance, mergers and acquisitions and international business qualifies him to serve on the Board and its committees.

Wai Leung William Wu, 59, joined the Board of Directors in November 2020 and has served as a director of the Company since October 2019. Mr. Wu has over 29 years of experience in investment banking, capital markets, institutional brokerage and direct investments. He has served as a director of several public companies, including HWH International Inc. and Asia Allied Infrastructure Holdings Limited. Mr. Wu previously served as Chief Executive Officer of Power Financial Group Limited and Chief Executive Officer of SW Kingsway Capital Holdings Limited. Mr. Wu holds a Bachelor of Business Administration degree and a Master of Business Administration degree from Simon Fraser University and is a Chartered Financial Analyst. The Board believes that Mr. Wu’s extensive capital markets and cross-border financial experience qualifies him to serve as an independent director and as a member of the Audit Committee.

Tung Moe Chan, 47, has served as a director of the Company since September 2020. Since August 2020, Mr. Chan has also served as Director of Corporate Development of American Medical REIT Inc., a subsidiary of the Company. Mr. Chan currently serves as Co-Chief Executive Officer and Executive Director of Alset Inc. and Alset International Limited, where he oversees international real estate and investment operations. From April 2014 to June 2015, Mr. Chan served as Chief Operating Officer of Heng Fai Enterprises Limited, and prior thereto served as an executive director of SingHaiyi Group Ltd., overseeing property development projects. Mr. Chan holds a Master of Business Administration degree from the University of Western Ontario and advanced engineering degrees from the University of British Columbia. The Board believes that Mr. Chan’s experience in global operations and corporate development qualifies him to serve as a director.

Hiu Pan Joanne Wong, 49, has served as a director of the Company since 2022. Ms. Wong has served as Director and Responsible Officer of BMI Funds Management Limited since August 2014 and has held management roles in fund administration companies since 2018. Ms. Wong holds an Honors Bachelor’s degree in Chemistry from The Chinese University of Hong Kong. The Board believes that Ms. Wong’s experience in regulatory compliance, fund management and corporate governance qualifies her to serve as a director.

Lim Sheng Hon Danny, 33, has served as a director of the Company since 2020. Mr. Lim currently serves as Senior Vice President, Business Development and Executive Director of Alset International Limited, as an Executive Director of Alset Inc., and as Chief Operating Officer and Chief Strategy Officer of HWH International Inc. Mr. Lim has over eight years of experience in business development, mergers and acquisitions, corporate restructuring and strategic planning. Mr. Lim received a Bachelor’s degree with Honors in Business, specializing in Banking and Finance, from Nanyang Technological University. The Board believes that Mr. Lim’s experience in strategic planning and capital markets qualifies him to serve as a director.

Ambrose Chan Heng Fai, 81, has served as a director of the Company since January 2017 and as Executive Chairman of the Board since March 2019. Mr. Chan has over 45 years of experience in banking and finance and has led the restructuring of numerous companies across multiple industries and jurisdictions. Mr. Chan currently serves as Chairman and/or Chief Executive Officer of several public companies, including Alset Inc., Alset International Limited and HWH International Inc., and has served on the boards of numerous U.S., Hong Kong, Singapore and Australian public companies. The Board believes that Mr. Chan’s extensive international business experience qualifies him to serve as Executive Chairman and as a director.

Shui Yeung Frankie Wong, 55, joined the Board of Directors in July 2022. Mr. Wong is a Certified Public Accountant admitted to practice in Hong Kong and has over 20 years of experience serving as chief financial officer and company secretary of public companies. Mr. Wong has served as a director of Alset Inc., Alset Capital Acquisition Corp., Alset International Limited and Value Exchange International, Inc. Mr. Wong holds a bachelor’s degree in Business Administration and is a practicing member of the Hong Kong Institute of Certified Public Accountants. The Board believes that Mr. Wong’s experience in accounting, corporate governance and public company operations qualifies him to serve as a director and as Chairman of the Nominating and Corporate Governance Committee.

Board of Directors and Committees

The Company has determined that each of Mr. William Wu Wai Leung, Mr. Frankie Wong Shui Yeung, Ms. Joanne Wong Hiu Pan and Mr. José Escudero qualify as independent directors (as defined under Section 803 of the NYSE American LLC Company Guide). On July 22, 2022, Mr. Wu was appointed Lead Independent Director.

In fiscal year 2024, each of the Company’s independent directors attended or participated in approximately 95% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors during the period in which each such director served on such committee. All directors attended last year’s annual general meeting. During the fiscal year ended December 31, 2024, the Board held four meetings and acted by written consent on seven occasions.

Audit Committee

The Company has separately designated an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held six meetings in 2024 and did not act by written consent. The Audit Committee is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm, overseeing the accounting and financial reporting process of the Company, and reviewing related person transactions. The Audit Committee is comprised of Mr. Wu, who serves as Chairman of the Audit Committee, Mr. Wong, and Mr. Escudero. Each of Messrs. Wu and Escudero qualify as a “financial expert” as defined in Item 407 under Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Mr. Wong is financially sophisticated. Each of Mr. Wu, Mr. Escudero and Mr. Wong is an independent director (as defined under Section 803 of the NYSE American LLC Company Guide). The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our website, www.dssworld.com.

Compensation and Management Resources Committee

The purpose of the Compensation and Management Resources Committee is to assist the Board in discharging its responsibilities relating to executive compensation, succession planning for the Company’s executive team, and to reviewing and making recommendations to the Board regarding employee benefit policies and programs, incentive compensation plans and equity-based plans. The Compensation and Management Resources Committee met twice in 2024 and did not act by written consent.

The Compensation and Management Resources Committee is responsible for, among other things, (a) reviewing all compensation arrangements for the executive officers of the Company and (b) administering the Company’s stock option plans. The Compensation and Management Resources Committee consists of Mr. Escudero, Mr. Wu and Mr. Wong, with Mr. Escudero as the Chairman. Each of the members of the Compensation and Management Resources Committee is an independent director (as defined under Section 803 of the NYSE American Company Guide). The Compensation and Management Resource Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our website, www.dssworld.com.

The duties and responsibilities of the Compensation and Management Resources Committee in accordance with its charter, are to review and discuss with management and the Board the objectives, philosophy, structure, cost and administration of the Company’s executive compensation and employee benefit policies and programs; no less than annually, review and approve, with respect to the Chief Executive Officer and the other executive officers (a) all elements of compensation, (b) incentive targets, (c) any employment agreements, severance agreements and change in control agreements or provisions, in each case as, when and if appropriate, and (d) any special or supplemental benefits; make recommendations to the Board with respect to the Company’s major long-term incentive plans applicable to directors, executives and/or non-executive employees of the Company and approve (a) individual annual or periodic equity-based awards for the Chief Executive Officer and other executive officers and (b) an annual pool of awards for other employees with guidelines for the administration and allocation of such awards; recommend to the Board for its approval a succession plan for the Chief Executive Officer, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business; review programs created and maintained by management for the development and succession of other executive officers and any other individuals identified by management or the Compensation and Management Resources Committee; review the establishment, amendment and termination of employee benefits plans, review employee benefit plan operations and administration; and any other duties or responsibilities expressly delegated to the Compensation and Management Resources Committee by the Board from time to time relating to the Committee’s purpose.

The Compensation and Management Resources Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Compensation and Management Resources Committee or to meet with any members of, or consultants to, the Compensation and Management Resources Committee. The Company’s Chief Executive Officer does not attend any portion of a meeting where the Chief Executive Officer’s performance or compensation is discussed, unless specifically invited by the Compensation and Management Resources Committee.

The Compensation and Management Resources Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or other executive officer compensation or employee benefit plans and has sole authority to approve the consultant’s fees and other retention terms. The Compensation and Management Resources Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other experts, advisors and consultants to assist in carrying out its duties and responsibilities and has the authority to retain and approve the fees and other retention terms for any external experts, advisors or consultants.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for overseeing the appropriate and effective governance of the Company, including, among other things, (a) nominations to the Board of Directors and making recommendations regarding the size and composition of the Board of Directors and (b) the development and recommendation of appropriate corporate governance principles. The Nominating and Corporate Governance Committee comprises of Mr. Wong, the Chairman of the committee, Ms. Wong and Mr. Escudero, each of whom is an independent director (as defined under Section 803 of the NYSE American LLC Company Guide).

In 2024, the Nominating and Corporate Governance Committee did not meet and did not act by written consent. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Investors/Corporate Governance section of our website, www.dssworld.com. The Nominating and Corporate Governance Committee adheres to the Company’s By-Laws provisions and Securities and Exchange Commission rules relating to proposals by stockholders when considering director candidates that might be recommended by stockholders, along with the requirements set forth in the committee’s Policy with Regard to Consideration of Candidates Recommended for Election to the Board of Directors, also available on our website. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying and selecting qualified candidates for election to the Board of Directors prior to each annual meeting of the Company’s stockholders. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as other factors, such as the individual’s ethics, integrity and values which the candidate may bring to the Board of Directors. Currently, the Nominating and Corporate Governance Committee does not have an explicit policy regarding diversity, however, when considering candidates nominees shall not be discriminated against based on race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

Code of Ethics

The Company has adopted a Code of Ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of the Company. A copy of the Code of Ethics covering all of our employees, directors and officers, and all other corporate governance documents, is available on the Corporate Governance section of our website at www.dssworld.com.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of our Board.

Code of Business Conduct and Ethics

On September 28, 2020, the Board adopted a Business Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Business Code of Ethics has been made available on our website.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceedings in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K

EXECUTIVE OFFICERS

The following are our executive officers and their ages. The biographies for each of Mr. Grady and Mr. Macko are set forth above.

Name	Age	Position
Jason Grady	52	Interim Chief Executive Officer
Todd D. Macko	54	Chief Financial Officer

Jason Grady, Interim Chief Executive Officer - Biographical information regarding Mr. Grady is provided above under Directors and Executive Officers.

Todd D. Macko, Chief Financial Officer - Biographical information regarding Mr. Macko is provided above under Directors and Executive Officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by each of the persons serving as the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, referred to herein collectively as the “Named Executive Officers”, or NEOs, for services rendered to us for the years ended December 31, 2025 and 2024:

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
Jason Grady, Interim Chief Executive Officer	2025	$280,198	10,000	-	-	-	-	21,563	$311,761
	2024	$259,149	93,182	-	-	-	-	18,854	$371,185
Todd D. Macko, Chief Financial Officer	2025	$263,447	10,000	-	-	-	-	21,626	$295,073
	2024	$246,165	69,440	-	-	-	-	19,602	$335,207

(1)	Includes health insurance premiums, retirement matching funds and automobile expenses paid by the Company.

Employment and Severance Agreements- DSS, Inc.

On December 12, 2023, Frank D. Heuszel, the Chief Executive Officer (“CEO”) of DSS, Inc. (the “Company”) and the Company executed a letter agreement (“Heuszel Interim Agreement”) pursuant to which Mr. Heuszel agreed to act as CEO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Heuszel Interim Period”). Mr. Heuszel resigned as the CEO of DSS in August 2024.

On December 15, 2023, Jason Grady, the Chief Operating Officer (“COO”) of the Company and the Company executed a letter agreement (the “Grady Interim Agreement”) pursuant to which Mr. Grady agreed to act as COO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Grady Interim Period”). In accordance with the Grady Interim Agreement, Mr. Grady will continue to act as COO until either a new employment agreement is successfully negotiated and executed or if the Grady Interim Agreement is terminated by either party by giving one month’s written notice to the other party. In October of 2024, Mr. Grady was named Interim CEO of DSS and serves in that roll on a month-to-month until a new employment agreement is executed. Mr. Grady’s base salary is approximately $277,000 per annum, which will be payable to him in accordance with the payroll policies of the Company.

Also on December 15, 2023, Todd Macko, the Chief Financial Officer (“CFO”) of the Company and the Company executed a letter agreement (the “Macko Interim Agreement”) pursuant to which Mr. Macko agreed to act as CFO of the Company on a month-to-month basis beginning January 1, 2024 until a new employment agreement is executed (the “Macko Interim Period”). In accordance with the Macko Interim Agreement, Mr. Macko will continue to act as CFO until either a new employment agreement is successfully negotiated and executed or if the Macko Interim Agreement is terminated by either party by giving one month’s written notice to the other party. Pursuant to the Macko Interim Agreement, Mr. Macko’s base salary is approximately $264,000 per annum, which will be payable to him in accordance with the payroll policies of the Company.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2025, there were no outstanding equity awards to our Named Executive Officers.

Director Compensation

The following table sets forth cash compensation and the value of stock options awards granted to the Company’s non-employee independent directors for their service in 2025:

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation (2)	Total
Current Directors
Heng Fai Ambrose Chan	$-	-	-	$-
Jose Escudero	$26,800	-	-	$26,800
William Wu	$26,800	-	-	$26,800
Tung Moe Chan	$-	-	120,000	$120,000
Joanne Wong	$22,300	-	-	$22,300
Wong Shui Yueng	$26,800	-	-	$26,800
Lim Sheng Hon, Danny	$-	-	60,000	$60,000

(2) Mr. Tung Moe Chan has consulting agreements with DSS which pays him $120,000 annual And Mr. Lim has a consulting agreement with DSS which pays him $50,000 annually.

Each independent director (as defined under Section 803 of the NYSE MKT LLC Company Guide) is entitled to receive base cash compensation of $18,000 annually, provided such director attends at least 75% of all Board of Director meetings, and all scheduled committee meetings. Each independent director is entitled to receive an additional $1,000 for each Board of Director meeting he attends, and an additional $500 for each nominating and compensation committee meeting he attends and $750 for each audit and executive committee meeting he attends, provided such committee meeting falls on a date other than the date of a full Board of Directors meeting. Each of the independent directors is also eligible to receive discretionary grants of options or restricted stock under the Company’s 2020 Equity Incentive Plan. Non-independent members of the Board of Directors do not receive compensation in their capacity as directors, except for reimbursement of travel expenses.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except for the below, from January 1, 2023 through the date of this Information Statement, we have not been a party to any transaction or proposed transaction in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation which are described elsewhere in this Information Statement.

Transactions with Related Persons

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2020, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

The Company owns 127,179,291 shares or approximately 4% of the outstanding shares of Alset International Limited (“Alset Intl”), a company incorporated in Singapore and publicly listed on the Singapore Exchange Limited. This investment is classified as a marketable security and is classified as long-term assets on the consolidated balance sheets as the Company has the intent and ability to hold the investments for a period of at least one year. The Chairman of the Company, Mr. Heng Fai Ambrose Chan, is the Executive Director and Chief Executive Officer of Alset Intl. Mr. Chan is also the majority shareholder of Alset Intl as well as the largest shareholder of the Company. The fair value of the marketable security as of December 31, 2025, and December 31, 2024, was approximately $2,277,000 and $2,518,000 respectively. During the year ended December 31, 2025 and December 31, 2024, the Company recorded unrealized loss on this investment of approximately $242,000 and unrealized loss of $750,000, respectively.

On October 13, 2021, LVAM entered into loan agreement with BMIC International (“BMIC International Loan”), a related party, whereas LVAM borrowed the principal amount of $3,000,000, with interest to be charged at a variable rate to be adjusted at the maturity date. The BMIC International Loan contains an auto renewal period of three months, with a maturity date of January 2026 as of December 31, 2025. As of December 31 2025, and December 31, 2024, the outstanding principal and interest of approximately $33,000 and $463,000, respectively, are included in Current portion of long-term debt – related party, net on the consolidated balance sheet.

On October 13, 2021, LVAM entered into a loan agreement with Lee Wilson Tsz Kin (“Wilson Loan”), a related party, whereas LVAM borrowed the principal amount of $3,000,000, with interest to be charged at a variable rate to be calculated at the maturity date. The Wilson Loan contains an auto renewal period of three months, with a maturity date of January 2026 as of December 31, 2025. As of December 31, 2025, and December 31, 2024, the outstanding principal and interest of approximately $145,000 and $145,000, respectively, are included in Current portion of long-term debt – related party, net on the consolidated balance sheet.

The Company owns 81,836,908 shares of True Partners Capital Holding Limited (“True Partners”), a publicly listed company on the Hong Kong Stock Exchange. On February 28, 2022, the Company entered into a Stock Purchase Agreement with Alset EHome International Inc. (“AEI”), pursuant to which AEI has agreed to sell a subsidiary holding 62,336,908 shares of stock of True Partner Capital Holding Limited exchange for 17,570,948 shares of common stock of the Company (the “DSS Shares”). The Company’s Executive Chairman and a significant stockholder, Heng Fai Ambrose Chan is the Chairman, Chief Executive Officer and largest shareholder of AEI. Further, on February 20, 2025, the Company acquired an additional 19,500,000 shares of True Partners. The fair value of the marketable security as of December 31, 2025 and December 31, 2024, was approximately $4,206,000 and $3,815,000, respectively. During the year ended December 31, 2025 and December 31, 2024, the Company recorded unrealized loss on this investment of approximately $609,000 and unrealized loss of $590,000, respectively.

On July 26, 2022, APF and VEII entered into a promissory note (“Note 8”) in the principal sum of $1,000,000 with interest of 8% with all unpaid principal and interest due on July 26, 2024. This note was amended so that all unpaid principal and interest is due July 26, 2025. The outstanding principal and interest as of December 31, 2025 and December 31, 2024 approximates $917,000. This note was fully reserved for as of December 31, 2025 and December 31, 2024. Heng Fai Ambrose Chan, the Chairman of DSS, Inc is also the on the board of directors of VEII.

On August 29, 2022, DSS Financial Management Inc and BMIC LLC, a related party, entered into a promissory note (“Note 6”) in the principal sum of $100,000 with interest of 8%, is due in three quarterly installments beginning on September 14, 2022. All unpaid principal and interest was due on August 29, 2025. The outstanding principal and interest at December 31, 2025, and December 31, 2024 approximated $86,000, and was fully reserved for as of December 31, 2025 and December 31, 2024. DSS owns 24.9% of the outstanding common shares of BMIC LLC.

On May 8, 2023, DSS Financial Management Inc and BMIC LLC entered into a promissory note (“Note 7”) in the principal sum of $102,000 with interest at the prime rate plus 2% with a maturity date of May 7, 2026. The outstanding principal and interest at December 31, 2025, and December 31, 2024 approximated $110,000, and was fully reserved for as of December 31, 2025 and December 31, 2024. DSS owns 24.9% of the outstanding common shares of BMIC LLC.

On December 10, 2024, DSS entered into a securities purchase agreement with Alset Inc., a related party, pursuant to which the Company agreed to sell and issue in a private placement an aggregate of 820,597 shares of the Company’s common stock for approximately $803,000.

On December 10, 2024, DSS entered into a securities purchase agreement with Heng Fai Ambrose Chan, the Chaiman of the Board of Directors and a related party, pursuant to which the Company agreed to sell and issue in a private placement an aggregate of 205,149 shares of the Company’s common stock for approximately $197,000.

In August of 2025, DSS issued a $500,000 convertible promissory note to Alset, Inc. (“holder”), the Company’s largest shareholder and a related party, bearing interest at Prime (6.75% at December 31, 2025). The first 12 months’ interest is to be paid in shares of the Company; thereafter, interest is prepaid annually in cash or shares at the holder’s election. The note is convertible at the holder’s option at a fixed $0.86 per share, is payable on demand (or July 31, 2028 if not demanded) and may be redeemed by the Company on or after the first anniversary. The Company is required to reserve sufficient authorized shares and maintain the listing/quotation of its common stock. Under ASU 2020-06 and ASC 815-40, the debt host’s embedded conversion feature is indexed to the Company’s own stock and is equity-classified; accordingly, no embedded derivative is bifurcated and the instrument is accounted for as single-unit debt using the effective interest method. Interest is recognized in interest expense; when settled in shares, a credit to APIC is recorded at the fair value of shares on settlement, and any prepaid interest is recorded as a discount/prepaid and amortized to expense over the related period. The outstanding principal and interest, approximates $512,000 and is included in Convertible note payable, related party on the accompanying consolidated balance sheet at December 31, 2025.

On February 6, 2025, as a bonus for compensation awarded to Heng Fai Holdings Limited (“HFHL”), a Hong Kong Company, which is beneficially owned by Mr. Heng Fai Ambrose Chan, Director of DSS, Inc., HFHL was awarded 1,000,000 shares of the Company’s common stock, approximating $870,000. The issuance was approved by the board of directors on January 31, 2025.

On March 21, 2025, DSS, the parent company of Impact Biomedical, Inc. completed the sale of 499,800 shares of Impact Biomedical common stock. These shares were acquired by DSS during Impact’s initial public offering on September 16, 2024. The sale of these shares, which were previously held by DSS as part of its ownership interest in Impact, was completed for a total value of $1,500,000, which represents the consideration received from the transaction. With this sale, the shares are now publicly held and are no longer held by DSS.

On April 4, 2025, DSS, the parent company of Impact Biomedical, Inc. completed the sale of 890,800 shares of Impact Biomedical common stock. The sale of these shares, which were previously held by DSS as part of its ownership interest in Impact, was completed for a total approximate value of $845,000, which represents the consideration received from the transaction. With this sale, the shares are now publicly held and are no longer held by DSS.

On May 22, 2025, DSS, the parent company of Impact Biomedical, Inc. completed the sale of 115,600 shares of Impact Biomedical common stock. The sale of these shares, which were previously held by DSS as part of its ownership interest in Impact, was completed for a total approximate value of $63,000, which represents the consideration received from the transaction. With this sale, the shares are now publicly held and are no longer held by DSS.

On May 23, 2025, DSS, the parent company of Impact Biomedical, completed the sale of 45,400 shares of Impact Biomedical common stock. The sale of these shares, which were previously held by DSS as part of its ownership interest in Impact, was completed for a total approximate value of $24,000, which represents the consideration received from the transaction. With this sale, the shares are now publicly held and are no longer held by DSS.

Review, Approval or Ratification of Transactions with Related Persons

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. In addition, the Board applies the following standards to such reviews: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

ACTION NO. 1: THE ISSUANCE PROPOSAL

Summary

On March 26, 2026, DSS, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Alset International Limited (“Alset International Limited”), a majority-owned subsidiary of Alset Inc., pursuant to which Alset International Limited will loan the Company $2,450,000, in exchange for a convertible promissory note (the “Note”) and warrants to purchase 16,554,055 shares of the Company’s common stock (the “Warrants”). The Note will bear a simple interest at a rate of 3% per annum. Pursuant to the terms of the Note, Alset International Limited may convert any outstanding principal and accrued interest into shares of the Company’s common stock at a conversion price of $0.74 per share at any time prior to the maturity date, which is five (5) years from the date of issuance.

The terms of the SPA with Alset International Limited, dated March 26, 2026, require that the Company seek such approval as may be required by the rules and regulations of the NYSE Section 312.03. (the “Stockholder Approval”). Accordingly, Stockholder Approval is defined below:

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE Section 312.03. (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the SPA and the Note, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

Background

Securities Purchase Agreement with Alset International Limited

On March 26, 2026, DSS, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Alset International Limited (“Alset International Limited”), a majority-owned subsidiary of Alset Inc., pursuant to which Alset International Limited will loan the Company $2,450,000, in exchange for a convertible promissory note (the “Note”) and warrants to purchase 16,554,055 shares of the Company’s common stock (the “Warrants”).

The Note, SPA and Warrants are collectively referred to herein as the “Transaction Documents”.

The closing of the transactions contemplated by the Transaction Documents is subject to certain closing conditions, including approval of the Company’s stockholders.

The Note will bear a simple interest at a rate of 3% per annum. Pursuant to the terms of the Note, Alset International Limited may convert any outstanding principal and accrued interest into shares of the Company’s common stock at a conversion price of $0.74 per share at any time prior to the maturity date, which is five (5) years from the date of issuance.

The Warrants entitle Alset International Limited to purchase up to 16,554,055 shares of the Company’s common stock at an exercise price of $0.93. The Warrants expire on their fifth anniversary.

Following the issuance of the shares via the conversion of the $2,450,000 Note principal balance and execution of the Warrants to purchase of the 16,554,055 shares of the Company’s stock, Alset International Limited will beneficially own 20,933,175 or approximately 70% of the Company’s outstanding common stock.

Vote Required; Manner of Approval

The Issuance Proposal requires the vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of shareholders, in accordance with the NYBCL and the Company’s Bylaws. Since holders of 67% of our outstanding voting stock on the Record Date delivered a written consent on no further vote, approval or consent of shareholders is required to approve or authorize this action.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), as filed with the SEC on March 31, 2026, is available at www.dssworld.com together with this Information Statement. We will furnish the Annual Report and/or any exhibit to our Annual Report free of charge to any stockholder upon written request as set forth in the Notice of Internet Availability. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

COST OF INFORMATION STATEMENT

The Company is making the mailing of the Information Statement materials and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement materials to beneficial owners of the Company’s voting securities.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 275 Wiregrass Pkwy, Henrietta, New York 14586; Attn: Investor Relations, or call the Company at (585) 325-3610 and we will promptly deliver the Information Statement, as applicable, to you upon your request. Stockholders who received multiple copies of the Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

/s/ Ambrose Chan Heng Fai
Ambrose Chan Heng Fai
Executive Chairman of the Board

May 14, 2026